As filed with the Securities and Exchange Commission
on August 14, 1997                    Registration No. 333-

                SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549
                             FORM S-3
      REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

     SIMON DEBARTOLO GROUP, L.P.
                    Simon Property Group, L.P.

    (Exact name of each registrant as specified in its charter)

             Delaware                               34-1755769
              Delaware                              35-1903854
  (State or other jurisdiction of           (I.R.S. Employer
  incorporation or organization)         Identification Number)

                         NATIONAL CITY CENTER
                    115 WEST WASHINGTON STREET
                           SUITE 15 EAST
                      INDIANAPOLIS, IN 46204
                          (317) 636-1600

(ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                 REGISTRANTS' PRINCIPAL EXECUTIVE OFFICES)

                           DAVID SIMON
                     CHIEF EXECUTIVE OFFICER
                    SIMON DEBARTOLO GROUP, INC.
                       NATIONAL CITY CENTER
                    115 WEST WASHINGTON STREET
                           SUITE 15 EAST
                      INDIANAPOLIS, IN 46204
                          (317) 636-1600
    (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                COPIES TO:
    JAMES M. ASHER, ESQ.               DAVID C. WORRELL, ESQ.
  ROBERT E. KING, JR., ESQ.                BAKER & DANIELS
       ROGERS & WELLS                 300 NORTH MERIDIAN STREET
       200 PARK AVENUE                       SUITE 2700
  NEW YORK, NEW YORK 10166           INDIANAPOLIS, INDIANA 46204
       (212) 878-8000                      (317) 237-1110

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective. From time to time or at one time after the effective date of the Registration Statement.

   If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. <square>

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. <square>

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
<checked-box>   333-11491

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. <square>

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. <square>

                  CALCULATION OF REGISTRATION FEE

                TITLE OF EACH CLASS                     AMOUNT TO BE              AMOUNT OF
          OF SECURITIES TO BE REGISTERED               REGISTERED (1)         REGISTRATION FEE
Debt Securities                                    $30,000,000                     $9,091
Guarantee of Debt Securities                                 --                      (2)
(1)            Represents 20% of amount of Debt Securities available to be issued as final takedown from prior registration statement.
(2)            Pursuant to Rule 457(n), no fee is payable.


  THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE COMMISSION IN ACCORDANCE WITH RULE 462(B) OF THE SECURITIES ACT OF 1933.

         INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

  This Registration Statement is filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"), by Simon DeBartolo Group, L.P. and Simon Property Group, L.P. (collectively, the "Registrants"). In accordance with Rule 429 under the Securities Act, this Registration Statement incorporates by reference the contents of the Registration Statement on From S-3 (Registration No. 333-11491) which was declared effective by the Commission on November 21, 1996 relating to the offering of up to $750,000,000 in aggregate public offering price of Debt Securities.

                            SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on August 13, 1997.

                              SIMON DeBARTOLO GROUP, L.P.
                              By: SIMON DeBARTOLO GROUP, INC.,
                                  General Partner

                                  By:   /S/ DAVID SIMON
                                      David Simon, Chief Executive Officer

                         POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each persons whose signature appears below constitutes and appoints David Simon, Melvin Simon, Herbert Simon and Stephen E. Sterrett, and each of them (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (ii) take any and all actions which may be necessary or appropriate in connection therewith, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

         NAME                                 TITLE                          DATE
   /S/ MELVIN SIMON              Co-Chairman of the Board of Directors    August 13, 1997
MELVIN SIMON
   /S/ HERBERT SIMON             Co-Chairman of the Board of Directors    August 13, 1997
HERBERT SIMON
    /S/ DAVID SIMON              Chief Executive Officer and Director     August 13, 1997
DAVID SIMON                      (Principal Executive Officer)
    /S/ RICHARD S. SOKOLOV       President, Chief Operating Officer and   August 13, 1997
RICHARD S. SOKOLOV               Director
    /S/ BIRCH BAYH               Director                                 August 13, 1997
BIRCH BAYH
     /S/ EDWARD J. DEBARTOLO,    Director                                 August 13, 1997
JR.
EDWARD J. DEBARTOLO, JR.
     /S/ M. DENISE DEBARTOLO     Director                                 August 13, 1997
YORK
M. DENISE DEBARTOLO YORK
    /S/ WILLIAM T. DILLARD, II   Director                                 August 13, 1997
WILLIAM T. DILLARD, II
 /S/ G. WILLIAM MILLER           Director                                 August 13, 1997
G. WILLIAM MILLER
 /S/ FREDRICK W. PETRI           Director                                 August 13, 1997
FREDRICK W. PETRI
     /S/ TERRY S. PRINDIVILLE    Director                                 August 13, 1997
TERRY S. PRINDIVILLE
 /S/ J. ALBERT SMITH, JR.        Director                                 August 13, 1997
J. ALBERT SMITH, JR.
  /S/ PHILIP J. WARD             Director                                 August 13, 1997
PHILIP J. WARD
    /S/ STEPHEN E. STERRETT      Treasurer (Principal Financial Officer)  August 13, 1997
STEPHEN E. STERRETT
     /S/ JOHN DAHL               Senior Vice President and Chief          August 13, 1997
JOHN DAHL                        Accounting Officer
                                 (Principal Accounting Officer)

                            SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on August 13, 1997.

                              SIMON PROPERTY GROUP, L.P.
                              By: SIMON DeBARTOLO GROUP, INC.,
                                  General Partner

                                  By:   /S/  DAVID SIMON
                                     David Simon, Chief Executive Officer

                         POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each persons whose signature appears below constitutes and appoints David Simon, Melvin Simon, Herbert Simon and Stephen E. Sterrett, and each of them (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (ii) take any and all actions which may be necessary or appropriate in connection therewith, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

         NAME                                 TITLE                          DATE
   /S/ MELVIN SIMON              Co-Chairman of the Board of Directors    August 13, 1997
MELVIN SIMON
   /S/ HERBERT SIMON             Co-Chairman of the Board of Directors    August 13, 1997
HERBERT SIMON
    /S/ DAVID SIMON              Chief Executive Officer and Director     August 13, 1997
DAVID SIMON                      (Principal Executive Officer)
    /S/ RICHARD S. SOKOLOV       President, Chief Operating Officer and   August 13, 1997
RICHARD S. SOKOLOV               Director
    /S/ BIRCH BAYH               Director                                 August 13, 1997
BIRCH BAYH
     /S/ EDWARD J. DEBARTOLO,    Director                                 August 13, 1997
JR.
EDWARD J. DEBARTOLO, JR.
     /S/ M. DENISE DEBARTOLO     Director                                 August 13, 1997
YORK
M. DENISE DEBARTOLO YORK
    /S/ WILLIAM T. DILLARD, II   Director                                 August 13, 1997
WILLIAM T. DILLARD, II
 /S/ G. WILLIAM MILLER           Director                                 August 13, 1997
G. WILLIAM MILLER
 /S/ FREDRICK W. PETRI           Director                                 August 13, 1997
FREDRICK W. PETRI
     /S/ TERRY S. PRINDIVILLE    Director                                 August 13, 1997
TERRY S. PRINDIVILLE
 /S/ J. ALBERT SMITH, JR.        Director                                 August 13, 1997
J. ALBERT SMITH, JR.
  /S/ PHILIP J. WARD             Director                                 August 13, 1997
PHILIP J. WARD
    /S/ STEPHEN E. STERRETT      Treasurer (Principal Financial Officer)  August 13, 1997
STEPHEN E. STERRETT
     /S/ JOHN DAHL               Senior Vice President and Chief          August 13, 1997
JOHN DAHL                        Accounting Officer
                                 (Principal Accounting Officer)

                         INDEX TO EXHIBITS

5                  Opinion of Baker & Daniels
23.1               Consent of Arthur Andersen LLP
23.2               Consent of Baker & Daniels is contained in its opinion filed as
                   Exhibit 5.
24                 Power of Attorney (included in the signature pages)